                               SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                  (AMENDMENT NO.   )

Filed by the Registrant [ X ]
Filed by a party other than the Registrant [   ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement
[   ]    Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
[ X ]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                                    SONIC CORP.
                   ------------------------------------------------
                   (Name of Registrant as Specified In Its Charter)

       ------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]    No fee required
[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

          1)   Title of each class of securities to which transaction applies:

          2)   Aggregate number of securities to which transaction applies:

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          4)   Proposed maximum aggregate value of transaction:

          5)   Total fee paid:

[   ]    Fee paid previously with preliminary materials.

[   ]    Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount previously paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:

Notes:

                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JANUARY 20, 1999



                         [Sonic - America's Drive-In Logo]



                                    SONIC CORP.

                                  101 PARK AVENUE
                           OKLAHOMA CITY, OKLAHOMA 73102


To the Stockholders of Sonic Corp.

     The annual meeting of the stockholders of Sonic Corp. (the "Company") will take place in the 20th Century Ballroom of the Westin Hotel, One North Broadway, Oklahoma City, Oklahoma, on Wednesday, January 20, 1999, at 1:30 p.m., for the purpose of considering and acting upon the following matters:

          (1)  The election of three nominees to the Board of Directors.

          (2) The approval and ratification of an amendment to the 1991 Sonic Corp. Stock Option Plan.

          (3) The approval and ratification of an amendment to the 1991 Sonic Corp. Directors' Stock Option Plan.

          (4) The approval and ratification of the selection of independent auditors.

          (5) Any other business which properly may come before the meeting or any adjournment of the meeting.

     The Board of Directors has fixed the close of business on November 30, 1998, as the record date for the determination of the holders of the Company's voting common stock entitled to receive notice of the annual meeting and to vote at the meeting.

     To ensure the presence of a quorum at the annual meeting, please sign and promptly return the enclosed proxy card in the accompanying self-addressed envelope, which requires no postage if mailed in the United States.

                                       By order of the Board of Directors,



                                       Ronald L. Matlock, Secretary

Oklahoma City, Oklahoma
December 18, 1998

                                   PROXY STATEMENT
                    FOR THE ANNUAL MEETING OF THE STOCKHOLDERS OF
                                    SONIC CORP.

                        TO BE HELD WEDNESDAY, JANUARY 20, 1999

                               SOLICITATION OF PROXIES

SOLICITATION

     Sonic Corp. (the "Company") is furnishing this proxy statement to the stockholders of the Company to solicit their proxies for use at the annual meeting of stockholders to take place on Wednesday, January 20, 1999, and at any adjournment of the meeting. The Company also may use the services of the Company's directors, officers and employees to solicit proxies personally or by telephone. The Company regularly retains the services of Corporate Communications, Inc., 523 Third Avenue South, Nashville, Tennessee, to assist with the Company's investor relations and other stockholder communications issues. Corporate Communications, Inc. may assist in the solicitation of the proxies and will not receive any additional compensation for those services. The Company will bear all of the costs of preparing, printing, assembling and mailing this proxy statement and the proxy card and all of the costs of the solicitation of the proxies.

REIMBURSEMENT OF NOMINEES

      The Company will reimburse any bank, broker-dealer, or other custodian, nominee or fiduciary for its reasonable expenses incurred in completing the mailing of proxy materials to the beneficial owners of the Company's voting common stock.

REVOCATION OF PROXY

     Any stockholder giving his proxy may revoke it at any time before its exercise by notifying Ronald L. Matlock, Secretary of the Company, by telecopy or in writing. The persons named on the proxy card will vote the proxies at the annual meeting, if received in time and not revoked.

MAILING OF PROXY STATEMENT AND PROXY CARD

     The Company has had this proxy statement and the proxy card mailed to its stockholders on or about December 18, 1998.

STOCKHOLDER PROPOSALS

     In order for the Company to include a stockholder proposal in the proxy materials for the next annual meeting of stockholders, a stockholder must deliver the proposal to the Secretary of the Company no later than August 16, 1999.

                             VOTING RIGHTS AND PROCEDURE

     Only the record holders of shares of the voting common stock of the Company as of the close of business on November 30, 1998, will have the right to vote at the annual meeting. As of the close of business on that date, the Company had 18,944,831 shares of common stock issued and outstanding (excluding 1,692,370 shares of common stock held as treasury stock). Each stockholder of record will have one vote for each share of common stock of the Company that the stockholder owned as of the record date. All shares of common stock may vote on all matters coming before the annual meeting, and a majority of all of the outstanding shares of common stock of the Company entitled to vote at the meeting, represented in person or by proxy, will constitute a quorum for the meeting. The Company will treat all abstentions and nominee non-votes as present or represented at the meeting for the purposes of determining whether a quorum exists for the meeting.

                                ELECTION OF DIRECTORS

GENERAL

     The Board of Directors proposes the election of three directors. Each of the nominees, if elected, will hold office for a term of three years and until the stockholders elect his qualified successor. Two of the nominees, Messrs. Rainbolt and Werries, currently serve as directors of the Company. If any of the nominees become unable or unwilling to accept the election or to serve as a director (an event which the Board of Directors does not anticipate), the person or persons named in the proxy will vote for the election of the person or persons recommended by the Board of Directors.

     The certificate of incorporation and bylaws of the Company provide for the division of the Board of Directors into three classes, each class consisting (as nearly as possible) of one-third of the whole. The term of office of one class of directors expires each year, with each class of directors being elected for a term of three years and until the stockholders elect their qualified successors. The Company's bylaws provide that the Board of Directors by resolution from time to time may fix the number of directors that shall constitute the whole Board of Directors. The Board of Directors currently has set the number of directors at no more than nine.

     Unless the context indicates otherwise, the term "Company," when used in this proxy statement, refers to Sonic Corp. and its subsidiaries.

NOMINEES

     The following table sets forth the name, principal occupation, age, year in which the individual first became a director, and year in which the director's term will expire (if elected) for each nominee for election as a director at the annual meeting of stockholders.

     NAME AND                      FIRST BECAME                  TERM
     PRINCIPAL OCCUPATION          A DIRECTOR                    EXPIRES        AGE
     --------------------          ------------                  -------        ---
     Kenneth L. Keymer(1)                  --                    2002           50
     H.E. "Gene" Rainbolt(2)       January, 1996                 2002           69
     E. Dean Werries(3)            March, 1991                   2002           69

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE THREE NOMINEES FOR ELECTION AS A DIRECTOR.

--------------------
     (1) Kenneth L. Keymer has served as President and a director of Sonic Industries Inc., the Company's franchise operations subsidiary, since August of 1996, and as the Executive Vice President and Chief Operating Officer of the Company since January of 1998. From June of 1994 to August of 1996, Mr. Keymer served as Executive Vice President of Operations for the Memphis, Tennessee region of Perkins Family Restaurants, a subsidiary of Tennessee Restaurant Corporation of Itasca, Illinois. From March of 1993 to June of 1994, Mr. Keymer served as Senior Vice President of Operations for the then Chicago-based Boston Chicken, Inc. From August of 1990 to March of 1993, he served as the Zone Vice President in Chicago, Illinois, for Taco Bell.

     (2) Mr. Rainbolt has served as Chairman of the Board of BancFirst Corp. of Oklahoma City, Oklahoma, since 1989. From 1985 to 1989, Mr. Rainbolt served as Chairman of the Board of United Community Corp., a bank holding company in Oklahoma City, Oklahoma, and a predecessor of BancFirst Corp. From 1974 to 1985, he served as Chairman of the Board of Federal National Bank of Shawnee, Oklahoma.

     (3) Mr. Werries has served as Chairman of the Board of the Company since April of 1995 and as a director of the Company since March of 1991. From 1988 through October of 1993, he served as the Chief Executive

Officer of Fleming Companies, Inc. ("Fleming"), a wholesale food distribution company, and served as Chairman of the Board of Directors of Fleming from 1989 through April of 1994. Mr. Werries is a past Chairman of the Food Marketing Institute in Washington, D.C. He is a director of Carr-Gottstein Foods Co., a retail grocery company.

OTHER DIRECTORS

     The following table sets forth the name, principal occupation, age, year in which the individual first became a director, and year in which the director's term will expire for each director who will continue as a director after the annual meeting of stockholders.

     NAME AND                      FIRST BECAME                  TERM
     PRINCIPAL OCCUPATION          A DIRECTOR                    EXPIRES        AGE
     --------------------          ------------                  -------        ---
     Dennis H. Clark(1)            April, 1992                     2000         51
     J. Clifford Hudson(2)         August, 1993                    2001         44
     Leonard Lieberman(3)          December, 1988                  2000         69
     Frank E. Richardson(4)        March, 1991                     2000         58
     Robert M. Rosenberg(5)        April, 1993                     2001         60

--------------------
     (1) Mr. Clark has served as President of Encore Restaurants, Inc., a franchisee of the Company, since November of 1992. Mr. Clark served as President of Sonic Restaurants, Inc., the Company's restaurant operations subsidiary, from March of 1987 until October of 1994.

     (2) Mr. Hudson has served as President and Chief Executive Officer of the Company since April of 1995 and has served as a director of the Company since August of 1993. He served as President and Chief Operating Officer of the Company from August of 1994 until April of 1995, and he served as Executive Vice President and Chief Operating Officer from August of 1993 until August of 1994. From August of 1992 until August of 1993, Mr. Hudson served as Senior Vice President and Chief Financial Officer of the Company. Since October of 1994, Mr. Hudson has served as Chairman of the Board of the Securities Investor Protection Corporation, the federally-chartered organization which serves as the insurer of customer accounts with brokerage firms.

     (3) Mr. Lieberman served as the Chief Executive Officer and a director of Supermarkets General Corporation from 1983 to 1987. From 1987 to the present, Mr. Lieberman has devoted his time to private investments. From January through April of 1991, Mr. Lieberman served as Chairman, President and Chief Executive Officer of Outlet Communications, Inc. Mr. Lieberman serves as a director of Celestial Seasonings, Inc.; Republic National Bank of New York; and Republic New York Corporation.

     (4) Mr. Richardson has served as Chairman of F. E. Richardson & Co., Inc. of New York City, a firm specializing in acquisitions and investments in growth companies, since June of 1995. From 1986 to June of 1995, Mr. Richardson served as President of Wesray Capital, a firm which also specialized in acquisitions and investments in growth companies.

     (5) Mr. Rosenberg served as President and Chief Executive Officer of Allied Domecq Retailing USA ("Allied") from May of 1993 until his retirement in August of 1998. Allied is the parent of Dunkin' Donuts, Inc. and Baskin-Robbins, Inc. Mr. Rosenberg served as President and Chief Executive Officer of Dunkin' Donuts, Inc. from 1963 until May of 1993, and he served as President and Chief Executive Officer of Baskin-Robbins, Inc. from December of 1992 until May of 1993. Mr. Rosenberg currently serves as an honorary director of the National Restaurant Association, as well as a trustee of the educational foundation of the International Franchise Association ("IFA"). Mr. Rosenberg is a past president of the IFA.

CHAIRMAN EMERITUS OF THE BOARD OF DIRECTORS

     Troy Smith, Sr., founder of the Company, has served as Chairman Emeritus of the Board of Directors since May of 1991. As Chairman Emeritus, Mr. Smith has the right to attend and participate on a non-voting basis at all meetings of the Board of Directors and receives the same director fees as the directors.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Company has a Nominating Committee, an Audit Committee, a Compensation Committee, and a Stock Plan Committee.

     NOMINATING COMMITTEE. The Nominating Committee's function consists of nominating individuals to serve as directors of the Company. On November 17, 1998, the Nominating Committee met and nominated the three individuals named above for election as directors at the annual meeting of stockholders. The members of the Nominating Committee consist of all of the directors of the Company. The Nominating Committee held one meeting during the Company's last fiscal year. The Nominating Committee will consider nominees recommended by the Company's stockholders. In order to recommend a nominee for the next annual meeting, stockholders must deliver the recommendation in writing to the Company on or before August 16, 1999, addressed to the attention of Ronald L. Matlock, Secretary of the Company, and must provide the full name, address, and business history of the recommended nominee.

     AUDIT COMMITTEE. The Audit Committee's functions include (a) reviewing and recommending to the Board of Directors (subject to stockholder approval) the independent auditors selected to audit the Company's financial statements, including the review and approval of the fees charged for all services by the independent auditors; (b) reviewing the scope of the annual audit plan; (c) reviewing the audited financial statements of the Company;
(d) reviewing the management letter comments from the Company's independent auditors, including management's responses and plans of action; (e) reviewing the proposed annual audit plan and objectives, quarterly reports of audit activity, and adequacy of staff; (f) reviewing from time to time the Company's general policies and procedures with respect to auditing, accounting, and the application of financial resources; (g) reviewing any other matters and making special inquiries and investigations referred to it by the Board of Directors; and (h) making other recommendations to the Board of Directors as the committee may deem appropriate. The members of the Audit Committee are H. E. Rainbolt (Chairman), Robert M. Rosenberg, and E. Dean Werries. W. Scott McLain, Vice President, Chief Financial Officer, and Treasurer of the Company, serves as a non-voting, ex-officio member of the committee. The Audit Committee held four meetings during the Company's last fiscal year.

     COMPENSATION COMMITTEE. The Compensation Committee's functions include reviewing and making recommendations to the Board of Directors concerning the base salary, annual incentive bonus awards, and other compensation awards to the executive officers of the Company. The members of the Compensation Committee are Leonard Lieberman (Chairman), Frank E. Richardson, and J. Clifford Hudson. The Compensation Committee held two meetings during the Company's last fiscal year.

     STOCK PLAN COMMITTEE. The Stock Plan Committee's functions include administering the Company's various stock option, stock incentive, and stock purchase plans. The members of the Stock Plan Committee are Leonard Lieberman (Chairman), Frank E. Richardson, and E. Dean Werries. The Stock Plan Committee held four meetings during the Company's last fiscal year.

     MEETINGS OF THE BOARD OF DIRECTORS. The Board of Directors of the Company held five meetings during the Company's last fiscal year. During that period, no incumbent director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and of all committees on which he served.

EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE. The following table sets forth the compensation paid for the last three fiscal years to the Company's chief executive officer and the Company's four other most highly compensated executive officers for all services rendered in all capacities to the Company and its subsidiaries.

                                                                                                        LONG-TERM
                                                     ANNUAL COMPENSATION                               COMPENSATION
                                                  --------------------------                   ---------------------------
                                                                                   OTHER        SECURITIES        ALL
     NAME AND                                                                      ANNUAL       UNDERLYING       OTHER
     PRINCIPAL                                                                    COMPEN-          STOCK        COMPEN-
     POSITION                      YEAR           SALARY($)      BONUS($)(1)    SATION($)(2)   OPTIONS(#)(3)  SATION($)(4)
     ---------                     ----           ---------      -----------    ------------   -------------  ------------
J. Clifford Hudson                 1998            308,333         175,095           --            22,675         5,437
  President and Chief              1997            264,583         111,438           --            34,376         5,328
  Executive Officer                1996            241,667          59,375           --            50,481         4,779

Kenneth L. Keymer                  1998            213,333         118,775           --            38,198        10,206
  President of Sonic               1997            188,750          61,849           --            32,063       106,105
  Industries Inc.                  1996             10,669              --           --            30,000             0

Pattye L. Moore                    1998            166,667          67,929           --            10,989         5,467
  Senior Vice President            1997            137,500          45,571           --            16,875         4,941
  of Marketing and                 1996            113,333          29,367           --            20,194         4,249
  Brand Development

Ronald L. Matlock                  1998            155,467          61,899           --            10,047         8,173
  Vice President, General          1997            143,733          42,332           --            24,705         1,524
  Counsel and Secretary            1996             64,167           9,290           --            30,000             0

W. Scott McLain                    1998            135,266          53,572           --             8,791         5,473
   Chief Financial                 1997             99,668          27,596           --            27,876         2,024
   Officer                         1996             34,372              --           --            18,269            --

     (1) The amounts include incentive bonus awards granted pursuant to the incentive bonus program described under "Report on Executive Compensation," as well as a Christmas bonus equal to one-half month's base salary.

     (2) The amount of other annual compensation did not exceed the lesser of $50,000 or 10% of the annual salary and bonus reported for the named individual.

     (3) The amounts reflect adjustments made to the number of shares of common stock underlying the options pursuant to the antidilution provisions of the 1991 Sonic Corp. Stock Option Plan as a result of a three-for-two stock split in the form of a stock dividend effective May 11, 1998.

     (4) The amounts include the Company's matching contribution to the Company's defined contribution plan, premiums for life insurance, and moving expenses paid on behalf of the named individuals. During the last fiscal year, the Company made matching contributions to the Company's 401(k) defined contribution plan in the amount of $4,469 for Mr. Hudson, $8,165 for Mr. Keymer, $5,280 for Ms. Moore, $5,793 for Mr. Matlock, and $4,845 for Mr. McLain. During the last fiscal year, the Company paid life insurance premiums in the amount of $968 for Mr. Hudson, $2,041 for Mr. Keymer, $187 for Ms. Moore, $2,380 for Mr. Matlock, and $628 for Mr. McLain. The Company reimbursed Mr. Keymer for $105,505 in moving and relocation expenses incurred in connection with his relocation to Oklahoma City during the fiscal year ended August 31, 1997.

     STOCK OPTION TABLE. The following table sets forth information regarding the stock options granted during the last fiscal year to the Company's chief executive officer and the other executive officers named above.

                                                                                              POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED
                                   NUMBER OF      PERCENT OF                                  ANNUAL RATES OF
                                   SECURITIES     TOTAL OPTIONS                               PRICE APPRECIATION
                                   UNDERLYING     GRANTED TO     EXERCISE                     FOR OPTION TERM(2)
                                   OPTIONS        EMPLOYEES IN   PRICE          EXPIRATION    -------------------------
     NAME                          GRANTED(#)(1)  FISCAL YEAR    ($/Sh)         DATE          5%($)           10%($)
     ----                          -------------  -------------  --------       ----------    --------        ---------
     J. Clifford Hudson               22,675          5.84%       $21.50        4/30/2008     $306,594        $776,969
     Kenneth L. Keymer                22,500          5.79%        18.08        1/27/2008      255,881         648,453
                                      15,698          4.04%        21.50        4/30/2008      212,256         537,899
     Pattye L. Moore                  10,989          2.83%        21.50        4/30/2008      148,585         376,543
     Ronald L. Matlock                10,047          2.59%        21.50        4/30/2008      135,848         344,265
     W. Scott McLain                   8,791          2.26%        21.50        4/30/2008      118,865         301,228

--------------------

     (1) Each option becomes exercisable with regard to one-third of the shares of common stock underlying the option on each of the three anniversary dates of the grant of the option.

     (2) The assumed annual rates of 5% and 10% would result in the Company's common stock price increasing during the 10-year term of the option from the $18.08 per share exercise price to $29.45 and $46.90, respectively, and from the $21.50 per share exercise price to $35.02 and $55.77, respectively.

     OPTION EXERCISES AND YEAR END VALUE TABLE. The following table sets forth information regarding stock options exercised during the last fiscal year by the Company's chief executive officer and the other individuals named above and the value of unexercised stock options as of the end of the last fiscal year.


                                                                                                             VALUE OF
                                                                                     NUMBER OF               UNEXERCISED
                                                                                     UNEXERCISED             IN-THE-MONEY
                                                                                     OPTIONS AS OF           OPTIONS AS OF
                                                                                     FISCAL YEAR END         FISCAL YEAR END
                                   SHARES ACQUIRED                                   EXERCISABLE/            EXERCISABLE/
     NAME                          ON EXERCISE(#)                VALUE REALIZED($)   UNEXERCISABLE(#)        UNEXERCISABLE($)
     ----                          ---------------               ----------------    ----------------        ----------------
     J. Clifford Hudson                   0                              0               204,536                $1,003,678
                                                                                          62,420                   141,234
     Kenneth L. Keymer                    0                              0                30,687                    58,207
                                                                                          69,574                    91,731
     Pattye L. Moore                      0                              0               100,175                   528,084
                                                                                          28,970                    64,630
     Ronald L. Matlock                    0                              0                28,234                    93,624
                                                                                          36,518                    95,071
     W. Scott McLain                      0                              0                21,471                    56,470
                                                                                          33,465                    56,809

     COMPENSATION OF DIRECTORS. During the last fiscal year, the Company compensated the non-management directors for their services in the amount of $10,000 per year, plus $2,000 for every meeting of the Board of Directors attended. The Company also paid Mr. Werries $2,500 a month for his services as Chairman of the Board of Directors. The Company did not pay any additional fees to directors for serving on its standing committees. The Company does not compensate directors who also serve as an officer or employee of the Company or its subsidiaries for their services as a director. The 1991 Sonic Corp. Directors' Stock Option Plan provides for the grant of 10-year, non-qualified stock options to purchase 22,500 shares of common stock of the Company to each non-management director of the Company upon the individual's initial election as a director. The exercise price of the stock options equals the market value of the common stock at the date of the grant, and the stock options become exercisable with regard to one-third of the shares of common stock underlying the option on each of the first three anniversary dates of the grant of the stock option. Pursuant to that plan, the Company previously granted options to purchase 22,500 shares of common stock of the Company at $6.6667 per share to Messrs. Lieberman, Richardson and Werries; options to purchase 22,500 shares of common stock at $9.2222 per share to Robert M. Rosenberg; and options to purchase 22,500 shares of common stock at $11.50 per share to Messrs. Clark and Rainbolt.

     TERMINATION AND CHANGE IN CONTROL ARRANGEMENTS. The Company has employment contracts with J. Clifford Hudson, its President and Chief Executive Officer, and the other members of its senior management. Mr. Hudson's contract, which expires in August of 1999 (and which automatically extends each year for one additional year to maintain successive terms of two years unless specifically terminated or not renewed by the Company), provides that, if the Company terminates Mr. Hudson's employment other than for cause or fails to renew his contract, he will receive his base compensation for a 24-month period after termination (at an annualized base of $325,000 as of August 31, 1998). Mr. Hudson's contract defines "cause" as (1) the willful and intentional failure substantially to perform his duties (other than because of physical or mental incapacity), (2) the commission of an illegal act in connection with his employment, or (3) the commission of any act which falls outside the ordinary course of his responsibilities and which exposes the Company to a significant level of undue liability. A determination of "cause" requires the affirmative vote of at least two-thirds of all members of the Board of Directors. The contracts for Messrs. Keymer, Matlock and McLain, for Ms. Moore, and for the other officers of the Company expire in August of 1999 (and automatically renew for successive one-year terms unless specifically terminated or not renewed by the Company). Those contracts provide for six to 12 months' salary upon termination of employment other than for cause. The contracts for all of the foregoing officers contain the same definition of "cause" as Mr. Hudson's contract.

     The contracts for all of the foregoing officers also provide that, upon a change in control of the Company, if the Company terminates the officer's employment other than for cause or violates any term of the contract, the Company must pay the officer a lump sum equal to a specified multiple of the officer's then current salary, not to exceed the maximum payable without a loss of the deduction under Section 280(g) of the Internal Revenue Code. The specified multiple equals two times the amount of their annual salary for all of the officers of the Company, except for Mr. Hudson (who would receive three times his annual salary). The same lump sum provision applies if the officer should resign for "good reason," which includes (without limitation) the occurrence without the officer's consent after a change in control of the Company of (1) the assignment to the officer of duties inconsistent with the officer's office with the Company, (2) a change in the officer's title or office with the Company, or (3) a reduction in the officer's salary. The officers' contracts generally define a "change in control" to include any consolidation or merger of the Company in which the Company does not continue or survive or pursuant to which the shares of capital stock of the Company convert into cash, securities or other property; any sale, lease, exchange or transfer of all or substantially all of the assets of the Company; the acquisition of 50% or more of the outstanding capital stock of the Company by any person; or, a change in the make-up of the Board of Directors of the Company during any period of two consecutive years, pursuant to which individuals who at the beginning of the period made up the entire Board of Directors of the Company cease for any reason to constitute a majority of the Board of Directors, unless at least two-thirds of the directors then and still in office approved the nomination of the new directors.

     Other than the foregoing agreements, the Company has no compensatory plan or arrangement with respect to its executive officers which would result from the resignation, retirement or termination of any executive officer's employment with the Company, from a change in control of the Company, or from a change in an executive officer's responsibilities following a change in control of the Company.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. Leonard Lieberman, Frank E. Richardson, and J. Clifford Hudson served on the Company's Compensation Committee during the last fiscal year. Other than

Mr. Hudson, who serves as the Company's President and Chief Executive Officer, no person who served on the Compensation Committee during the last fiscal year had any relationship with the Company requiring disclosure under this heading.

                           REPORT ON EXECUTIVE COMPENSATION

     The following joint report of the Compensation Committee and Stock Plan Committee of the Board of Directors describes the committees' compensation policies with regard to the Company's executive officers for the last fiscal year, including the specific relationship of corporate performance to executive compensation. The report also discusses the committees' bases for the chief executive officer's compensation for the last fiscal year, including the factors and criteria upon which the committees based that compensation. As described above under "Committees and Meetings of the Board of Directors," the Compensation Committee's functions include reviewing and making recommendations to the Board of Directors concerning the base salary, annual incentive bonus awards, and other compensation awards to the Company's chief executive officer and other executive officers of the Company. The Stock Plan Committee's functions include the administration of the Company's employee stock option plan and the granting of stock options under that plan and the administration of the Company's employee stock incentive plan and the granting of stock under that plan.

     The following report shall not constitute a document deemed incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the information by reference, and the report shall not constitute information otherwise deemed filed under either of those acts.

INDEPENDENT COMPENSATION CONSULTANT REPORT

     The Company for several years has retained an independent compensation consultant to advise the Company on the structure and competitiveness of the Company's executive compensation program and to recommend programs appropriate for the Company in the areas of salary, annual incentive programs, long-term incentives, and benefits and employment contract provisions. In conducting its initial review, the consultant interviewed the senior executive officers of the Company, as well as the members of the Compensation Committee; identified a peer group of 11 comparable multi-outlet restaurant companies; and analyzed the cash compensation, stock option and long-term incentive programs, and employment contract provisions available in that peer group according to available proxy statement information, as well as compensation data from other published surveys. Since the initial review, the Company has obtained annual updates of the review and report to the Company. The results of the original and updated reviews showed and continue to show that the total compensation of the Company's executive officers falls below the average level of total compensation of the peer group executive officers. The Company and the Compensation Committee intend to continue to work with the consultant to develop appropriate changes to the Company's executive compensation program.

COMPENSATION POLICY AND OVERALL OBJECTIVES

     In order to attract, retain and motivate superior executive talent, the Compensation Committee seeks to maintain compensation programs competitive with those provided by leading companies in the multi-unit restaurant business with similar size and business focus as the Company. The committee has adopted a compensation strategy to provide (1) base salaries which are competitive but not above industry averages, (2) average or above-average total annual cash opportunities, through incentives based on operating results, (3) above-average long-term incentives based on stock appreciation, and (4) other benefits for executives which are competitive but not above industry norms.

     The primary components of the Company's executive compensation package consist of base salary, annual incentive bonus awards, stock option awards, and restricted stock awards.

     In connection with making decisions with respect to executive compensation, the Compensation Committee will take into account as one of the factors which it considers, the provisions of Section 162(m) of the Internal Revenue Code which limits the deductibility by the Company of certain categories of compensation in excess of $1,000,000 paid to certain executive officers. It may, however, determine to authorize compensation arrangements that exceed the $1,000,000 deductibility cap imposed by Section 162(m). No executive officer's total compensation for the fiscal year ending August 31, 1998 exceeded the $1,000,000 deductibility cap.

DISCUSSION OF COMPENSATION COMPONENTS

     BASE SALARY. In reviewing each executive officer's base salary, the Compensation Committee takes into consideration the executive officer's responsibilities and performance, salaries for comparable positions at other companies, and fairness issues relating to pay for other Company executives. In making salary recommendations or decisions, the committee exercises its discretion and judgment based on those factors. The committee does not apply any specific formula to determine the weight of each factor.

     INCENTIVE BONUS AWARDS. The Company has adopted an incentive bonus plan, which covers all of the Company's executive officers, as well as other mid-level management personnel. Under the plan, the Compensation Committee measures the performance of the Company against an annual business plan prepared by management and reviewed and approved by the Board of Directors. Achievement of the net income target set forth in the annual business plan may result in the payment of incentive payments equal to a percentage of the base salary of the covered officer (50% for Messrs. Hudson and Keymer, and 35% for Messrs. Matlock and McLain and Ms. Moore). Under the plan, the committee may award up to 50% of the incentive payments if the Company achieves 85% of the annual business plan and may award up to 100% of the incentive payments as the percentage of net income achieved increases from 85% to 100%. The plan also allows the committee to increase the incentive payments ratably to the extent the Company exceeds the net income target. The committee has the discretion whether and in what amounts to award any incentive bonuses.

     STOCK OPTION GRANTS. The 1991 Sonic Corp. Stock Option Plan is a stock-based incentive compensation plan under which employees selected by the Stock Plan Committee may receive awards in the form of stock options. Under that plan, selected employees may receive an annual grant of stock options to purchase a number of shares of common stock computed by (1) dividing the employee's annual salary and bonus by the current market price of the common stock and (2) multiplying that amount by a factor ranging from zero to two. The Stock Plan Committee grants special stock option awards to new members of management whose position with the Company qualifies them for participation in the plan and for existing members of management who may have received a promotion. In selecting the multiplier for an award of stock options to a specific individual, the committee takes into account the existing number of options and shares of common stock already owned by the individual and, therefore, may use a lower multiplier for an individual already owning a substantial number of options or shares of common stock.

     STOCK INCENTIVE PLAN. In November of 1995, the Stock Plan Committee adopted and the Board of Directors approved the Stock Incentive Plan. Under that plan, the Company may issue up to 180,000 shares of common stock of the Company to key employees selected for participation in the plan by the Stock Plan Committee, which administers the plan. Participants in the Stock Incentive Plan receive awards of shares of restricted common stock (the "Restricted Stock"), subject to not vesting if the Company fails to achieve certain annual performance criteria. As the Company achieves the performance criteria, the portion of the award tied to the criteria will vest. Until the Restricted Stock vests, an escrow agent will hold the Restricted Stock. However, the participant will have the right to vote the Restricted Stock and receive any dividends on the stock. If the Company does not achieve the performance criteria, the portion of the award tied to that criteria will not vest and the right to receive dividends and to vote that portion of the Restricted Stock will terminate. Upon vesting, all restrictions on the vested portion will terminate and the participant will have the right to receive certificates representing the shares of vested Restricted Stock.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Mr. Hudson has served as President and Chief Executive Officer of the
Company since April 11, 1995.   On January 27, 1998, the Compensation
Committee met and set Mr. Hudson's annual compensation at $325,000. The committee considered the results of the most recent update of the Company's independent compensation consultant regarding the range of compensation for the chief executive officers of the Company's competitive peer group and set Mr. Hudson's level of compensation below the average of that group. On April 30, 1998, the Stock Plan Committee granted Mr. Hudson options to purchase 22,675 shares of common stock, consistent with the standard formula described above. Effective October 21, 1998, the Compensation Committee approved the award of 101% of Mr. Hudson's potential incentive bonus for the fiscal year ended August 31, 1998, pursuant to the terms of the Company's incentive bonus plan, which percentage is consistent with the percentages approved for the other executive officers of the Company, after taking into account the performance of the Company for that year.

          Respectfully Submitted,

          The Compensation Committee         The Stock Plan Committee

          /s/ Leonard Lieberman, Chairman    /s/ Leonard Lieberman, Chairman
          /s/ J. Clifford Hudson             /s/ Frank E. Richardson
          /s/ Frank E. Richardson            /s/ E. Dean Werries

PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the Company's common stock with the cumulative total returns on two published indices - the Center for Research in Securities Prices ("CRSP") Total Return Index for The Nasdaq Stock Market (U.S. Companies) ("Nasdaq U.S. Stocks") and the CRSP Index for Nasdaq Retail Trade Stocks ("Nasdaq Retail Stocks"), since the Company became public in February of 1991. The graph assumes a $100 investment on February 28, 1991, in the Company's common stock and in the stocks comprising the two identified indices. "Cumulative total return" means the appreciation in stock price, plus dividends paid, assuming the reinvestment of all dividends.

     The following graph shall not constitute a document deemed incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the information by reference, and the graph shall not constitute information otherwise deemed filed under either of those acts.

                                    [GRAPH]

                     02/28/91  08/30/91  08/31/92  08/31/93  08/31/94  08/31/95  08/30/96  08/29/97  08/31/98
Sonic Corp.           100.000   183.000   176.000   210.000   152.000   246.000   282.000   265.500   286.875
NASDAQ Stocks (U.S.)  100.000   117.254   127.164   167.754   174.615   235.158   265.178   369.968   351.491
NASDAQ Retail Stocks  100.000   129.270   125.336   147.705   147.095   161.716   187.926   211.995   183.888

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     CERTAIN BENEFICIAL OWNERS. The following table shows the total number and percentage of the outstanding shares of the Company's voting common stock beneficially owned as of November 30, 1998, with respect to each person (including any "group" as used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) the Company knows to have beneficial ownership of more than 5% of the Company's common stock. The Company computed the percentage ownership amounts in accordance with the provisions of Rule 13d-3(d), which includes as beneficially owned all shares of common stock which the person or group has the right to acquire within the next 60 days. Unless indicated otherwise, each stockholder holds sole voting and investment power with regard to the shares of common stock. The Company has obtained the information set forth below from the Schedule 13G's filed by the indicated persons with the Company.

                                                  NUMBER
     BENEFICIAL OWNER                             OF SHARES      PERCENT
     ----------------                             ---------      -------
     FMR Corp.(1)                                 1,696,500      13.24%
     82 Devonshire Street
     Boston, Massachusetts 02109

     Massachusetts Financial Services Company(2)    825,485        6.4%
     500 Boylston Street
     Boston, Massachusetts 02116

     T. Rowe Price Associates, Inc.(3)              702,500        5.4%
     100 E. Pratt Street
     Baltimore, Maryland 21202

     (1) Fidelity Management & Research Company ("Fidelity), a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, beneficially owns 1,290,000 shares (or 10.07% of the Company's outstanding common stock) as a result of its role as an investment adviser to Fidelity Low-Priced Stock Fund (the "Fund"). The Fund has sole voting power with regard to those 1,290,000 shares of common stock. Fidelity Management Trust Company ("Fidelity Management"), another wholly-owned subsidiary of FMR Corp. and a bank, beneficially owns and has sole voting power with regard to the remaining 406,500 shares (or 3.17% of the Company's outstanding common stock) as a result of its role as an investment manager for certain institutional accounts. Fidelity, the Fund, and Fidelity Management have the same address as FMR Corp.

     (2) Of the amount shown, the reporting person has sole voting power for 817,185 shares of common stock.

     (3) T. Rowe Price Associates, Inc. ("Price Associates") beneficially owns 702,500 shares (or 5.4% of the Company's outstanding common stock) as a result of its role as an investment adviser to T. Rowe Price New Horizons Fund, Inc. ("Price Fund"). Price Fund has sole voting power with regard to those 702,500 shares of common stock. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is the beneficial owner of such securities.
Price Fund has the same address as Price Associates.

     MANAGEMENT. The following table sets forth information obtained from the directors and executive officers of the Company as to their beneficial ownership of the Company's voting common stock as of November 30, 1998. The Company computed the percentage ownership amounts in accordance with the provisions of Rule 13d-3(d), which rule includes as beneficially owned all shares of common stock which the person or group has the right to acquire pursuant to stock options exercisable within the next 60 days ("Currently Exercisable Options"). Unless indicated otherwise, each stockholder holds sole voting and investment power with regard to the shares of common stock.

                                       NUMBER OF      NUMBER OF
     BENEFICIAL OWNER                   SHARES         OPTIONS      PERCENT(1)
     ----------------                  ---------      ---------     ----------
     J. Clifford Hudson(2)              412,394        204,536        3.22%
     Kenneth L. Keymer(3)                 9,750         38,187             (4)
     Pattye L. Moore(5)                     720        100,175             (4)
     Ronald L. Matlock(6)                 6,590         28,234             (4)
     W. Scott McLain(7)                     132         21,471
     Dennis H. Clark(8)                 323,637         22,500        1.82%
     Leonard Lieberman                      553         22,500             (4)
     H. E. Rainbolt                      22,500         22,500             (4)
     Frank E. Richardson                478,084         22,500        2.64%
     Robert M. Rosenberg                 31,500         22,500             (4)
     E. Dean Werries                     27,450          3,000             (4)
     Directors and executive officers
       as a group (22 persons)(9)     1,315,583        707,860       10.30%

-----------------------

     (1) Pursuant to Rule 13(d)(3), the Company includes the shares of common stock underlying the Currently Exercisable Options as outstanding for the purposes of computing the percentage ownership of the person or group holding those options but not for the purposes of computing the percentage ownership of any other person.

     (2) The amount shown includes (a) 199,154 shares of common stock held by Mr. Hudson in trust for himself, (b) 196,800 shares of common stock held by Mr. Hudson's wife in trust for herself (of which Mr. Hudson disclaims beneficial ownership), and (c) 16,440 shares of common stock held by Mr. Hudson in trust for his two minor children (of which Mr. Hudson disclaims beneficial ownership).

     (3) The amount shown includes 7,500 shares of restricted common stock subject to not vesting if the Company fails to achieve either $256,711,000 in revenues or $1.47 in earnings per share during the fiscal year ending August 31, 1999.

     (4) The amount represents less than 1% of the Company's outstanding shares of common stock.

     (5) The amount shown includes 495 shares of common stock held for Ms. Moore in the Company's 401(k) plan.

     (6) The amount shown includes (a) 590 shares of common stock held for Mr. Matlock in the Company's 401(k) plan and (b) 6,000 shares of restricted common stock subject to not vesting if the Company fails to achieve either $256,711,000 in revenues or $1.47 in earnings per share during the fiscal year ending August 31, 1999.

     (7) All of such shares are held for Mr. McLain in the Company's 401(k) plan.

     (8) The amount shown includes 67,515 shares of common stock owned by Mr. Clark's wife.

     (9) The amount includes (a) 1,217 shares of common stock held for certain executive officers in the Company's 401(k) plan and (b) 2,123 shares of common stock held for certain executive officers in the Company's employee stock purchase plan.

     CHANGES IN CONTROL. The Company knows of no arrangements (including the pledge by any person of securities of the Company), the operation of which may result at a subsequent date in a change in control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company leases two parcels of real estate, upon which it operates two Company-owned restaurants, from Plains Realty Corp. ("Plains"), a corporation owned in part by J. Clifford Hudson, President, Chief Executive Officer, and a director of the Company, and Dennis H. Clark, a director of the Company. The Company is leasing both parcels pursuant to 15-year leases entered into in 1988 and 1989. One of the leases expires in June of 2004 and the other in June of 2005. During the last fiscal year, the Company paid Plains a total of $86,271 in rent pursuant to those two leases. The Company believes that the terms and conditions of the leases are no less favorable than those it could have obtained from third parties in arm's length transactions.

     In March of 1994, the Company entered into an agreement with Dennis H. Clark, a director of the Company and then President of Sonic Restaurants, Inc., relating to his leaving the Company's employment and returning to his previous career as a Sonic franchisee. Under his employment agreement, Mr. Clark had the right to receive an amount equal to 12 months' salary and to purchase six Sonic drive-in restaurants in Monroe, Louisiana. In exchange for Mr. Clark's foregoing those rights, the Company sold its interest in two Sonic drive-in restaurants to Mr. Clark and provided him with the financing necessary to purchase the interests pursuant to two promissory notes, having terms of 10 and 15 years, each at 7% interest, and secured by Mr. Clark's interest in the restaurants. Pursuant to the agreement, the Company also issued an area development agreement to Encore Restaurants, Inc. ("Encore") for the city of Plano, Texas, and a portion of the southwest corner of Collin County, Texas (the "Development Area"), calling for the development of seven restaurants over five years and the waiver of the initial franchise fee for three of those restaurants. Mr. Clark is the president and a principal stockholder of Encore. The Company also committed to assist Encore with obtaining financing for up to six Sonic drive-in restaurants upon terms comparable to those which the Company could obtain. Pursuant to this agreement, the Company has entered into asset repurchase agreements with the lender relating to approximately $4.2 million of financing for the development of the six Sonic drive-in restaurants. Those agreements obligate the Company to purchase the collateral securing the financing at their fair market value in the event of a default under the terms of the financing documents. The collateral consists of 105,024 shares of common stock of the Company and the real estate and operating assets of the Sonic drive-in restaurants. As of August 31, 1998, the outstanding principal balance of the financing equaled approximately $3.2 million. The outstanding principal balance of the secured loans made to Mr. Clark by the Company as of August 31, 1998 equaled approximately $598,000.

     In January of 1998, the Company and Encore amended the area development agreement for the city of Plano and Collin County, Texas to allow the Company the right to develop up to five Company-owned restaurants within certain portions of the Development Area for a period of three years. In exchange for such waiver by Encore of its exclusive development rights in the Development Area, the Company agreed to extend the term of Encore's development rights in the Development Area for an additional year through October of 2002, and arrange financing for Encore's development of five additional restaurants. In addition, the Company agreed to enter into sale and leaseback transactions for each of the five additional restaurants to be developed by the Company on terms generally available from independent third parties with payment of up to 3.5% of annual gross sales to Encore from the operations of the Company-owned restaurants developed in the Development Area
as additional percentage rent.   The terms of the January 1998 amendment
transaction with Encore are consistent with the terms of a simultaneous agreement entered into with a non-affiliated franchise restaurant developer for similar development rights by the Company.

     H. E. Rainbolt, a director of the Company, is Chairman of the Board and a principal stockholder of BancFirst Corp., the holding company of BancFirst of Oklahoma City ("BancFirst"). BancFirst is a participant in the Company's $60 million revolving line of credit. During the last fiscal year, the largest amount outstanding under that line of credit was approximately $43.6 million, in which BancFirst participated in approximately $5.4 million.

SECTION 16 COMPLIANCE

     Based upon a review of the original and amended Forms 3 and 4 furnished to the Company during its last fiscal year and the original and amended Forms 5 furnished to the Company with regard to its last fiscal year, the Company does not know of any person who failed to file on a timely basis any reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended.

                   AMENDMENT OF 1991 SONIC CORP. STOCK OPTION PLAN

GENERAL

     ADOPTION OF AMENDMENT. On November 17, 1998, the Stock Plan Committee adopted and the Board of Directors approved an amendment to the 1991 Sonic Corp. Stock Option Plan (the "Stock Option Plan") to increase the number of shares of common stock reserved for issuance pursuant to the Stock Option Plan by 935,000 shares of common stock to a total of 3,740,000 shares of common stock of the Company, subject to the approval of the Company's stockholders at its next annual meeting of stockholders. When it originally adopted the Stock Option Plan, the Company reserved 1,208,838 shares of common stock for issuance pursuant to stock options granted under the plan and increased that amount by an amendment in August of 1993 to 1,867,500 shares of common stock, by an amendment in November of 1995 to 2,010,000 shares of common stock, and by an amendment in January of 1997 to 2,805,000 shares of common stock. As of November 30, 1998, the Company had 1,568,977 options outstanding and 264,160 remaining options available for issuance pursuant to the Stock Option Plan. As of November 30, 1998, 971,863 options granted by the Company pursuant to the Stock Option Plan had been exercised.

     PURPOSE OF AMENDMENT. The stockholders of the Company approved the Stock Option Plan in 1991 as a key element of the Company's executive compensation program because stock-based incentive compensation ties executive compensation directly to the performance of the Company's common stock. The Stock Option Plan enables the Company to attract and retain the services of its eligible employees and to provide them with increased motivation and incentive to exert their best efforts on behalf of the Company by increasing their personal stake in the Company. In order that the plan may continue to serve its intended purposes, the proposed amendment would increase the number of shares of common stock available for issuance under the Stock Option Plan. TOWERS PERRIN, THE COMPANY'S INDEPENDENT COMPENSATION CONSULTANT, HAS REVIEWED THE PROPOSED INCREASE AND HAS CONFIRMED THAT THE INCREASE WOULD PLACE THE TOTAL NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE PURSUANT TO THE PLAN BELOW THE MEDIAN AMOUNT SIMILARLY RESERVED BY THE COMPANY'S PEER GROUP OF COMPANIES, WHICH IS APPROXIMATELY 17.7%. UNDER THE COMPANY'S PLAN, IF AMENDED, THE TOTAL NUMBER OF SHARES AVAILABLE FOR ISSUANCE PURSUANT TO THE PLAN AND THE STOCK INCENTIVE PLAN WILL EQUAL APPROXIMATELY 15.6%. Because the Board of Directors views the continued operation of the Plan to be in the best interests of the Company, the Board of Directors is requesting that the stockholders approve and ratify the amendment of the Stock Option Plan.

AMENDMENT

     The text of the amendment to the 1991 Sonic Corp. Stock Option Plan as approved by the Stock Plan Committee and the Board of Directors on November 17, 1998, is as follows:

          6. STOCK SUBJECT TO THE PLAN. Subject to the adjustment as provided in Section 13 hereof, Options may be issued pursuant to the Plan with respect to a number of Shares that, in the aggregate, does not exceed 3,740,000 Shares.

SUMMARY OF THE PLAN

     ADMINISTRATION. A committee consisting of not less than three directors of the Company appointed by the Board of Directors administers the plan. In that regard, the Board of Directors has appointed the Stock Plan Committee to administer the plan. The committee has sole and final authority to interpret the provisions of the plan and the terms of any option issued under it and to promulgate and interpret the rules and regulations relating to the plan and options which it deems necessary or desirable. Members of the committee do not receive any additional compensation for their services in connection with their administration of the Stock Option Plan.

     ELIGIBILITY AND PARTICIPATION. The plan provides for the granting of options to qualified employees of the Company. Key employees (as determined by the Stock Plan Committee), who do not own 10% or more of the outstanding shares of common stock of the Company, may receive stock options under the plan. Currently, 55 employees hold stock options under the plan.

     TERMS AND CONDITIONS OF OPTIONS. An option certificate, in the form adopted by the committee, evidences each option granted under the Stock Option Plan and sets forth the terms and conditions governing the option, including the number of shares of common stock to which it relates, the price at which the holder may purchase the underlying shares of common stock, when the holder may exercise the option, and when the option expires.

          NUMBER OF SHARES. The Stock Plan Committee determines the number of shares of common stock covered by each stock option granted under the plan.

          EXERCISE OF THE OPTIONS. The holder may exercise an option by the delivery to the Company of a written notice signed by the holder, which specifies the number of shares of common stock as to which the holder is exercising the option and the date of the proposed exercise. The holder may pay for the shares of common stock owned by the holder and valued at their fair market value on the date of exercise, or in a combination of cash and shares of common stock.

          RIGHTS AS A STOCKHOLDER. The holder of an option under the Stock Option Plan will not have any rights with respect to the shares of common stock underlying the option until exercised in the manner provided by the plan and the Company actually issues the shares of common stock to the holder. Accordingly, the Company will not make any adjustment for dividends or other rights for which the record date precedes the date of issuance of shares of common stock under the option. However, the Company will adjust the number of shares of common stock underlying an option under certain other circumstances. See "Adjustments Upon Changes in Capitalization," below.

          EXERCISE PRICE OF THE OPTIONS. The exercise price of the options will equal the fair market value of the Company's common stock on the date of the grant of the options. The fair market value will equal the average of the closing bid and ask price for the Company's common stock, as reported on the Nasdaq National Market. On November 30, 1998, the average of the closing bid and ask price for the Company's common stock equaled $19.75 per share.

          VESTING AND TERMINATION OF THE OPTIONS. Unless the Stock Plan Committee specifies otherwise, each option granted under the plan becomes exercisable with regard to one-third of the shares of common stock underlying the option on each of the three anniversary dates of the grant of the option. The holder of the option may exercise it, once exercisable, at any time prior to its expiration, cancellation or termination. The options terminate upon the termination of the employee's employment with the Company. The holder may make partial exercises of the option as long as the partial exercise covers a whole number of shares of common stock having a purchase price of at least $1,000. The options granted under the plan become fully exercisable upon an employee's retirement, disability, or death and upon a change in control of the Company.

     A change in control of the Company takes place for the purposes of the plan if any one or more of the following events occur:

               (1) Any person acquires direct or indirect beneficial ownership of 25% or more of the combined voting power of the Company's then outstanding securities.

               (2) Any person acquires direct or indirect beneficial ownership of 10% or more of the combined voting power of the Company's then outstanding securities and, during the two-year period beginning at that time, persons who at the beginning of the period made up the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors.

               (3) The Company's stockholders approve an agreement to merge or consolidate the Company with another corporation and, during the period beginning six months before the approval and ending two years after the approval, persons who at the beginning of the period made up the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors.

               (4) During any two-year period, persons who at the date on which the period begins made up a majority of the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors.

          EXPIRATION OF OPTIONS. An option granted under the Stock Option Plan expires 10 years after the date of its grant, unless terminated earlier as described above.

          NON-TRANSFERABILITY OF THE OPTIONS. The holder of an option granted under the Stock Option Plan does not have the right to transfer the option, except by will or the laws of descent and distribution. Only the holder of an option may exercise the option during his or her lifetime.

          OTHER PROVISIONS. Nothing in the Stock Option Plan confers upon any holder any right with regard to the continuation of his or her employment with the Company or interferes in any way with the right of the Company, at any time, to terminate the option holder's employment with the Company.

     ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. If the Company subdivides or combines its common stock, whether by reclassification, stock dividend, stock split, reverse stock split, or other similar transaction, the number of shares of common stock authorized under the plan, the number of shares of common stock then subject or relating to unexercised options granted under the plan, and the exercise price per share will adjust proportionately. In the event of any capital reorganization or reclassification of the Company's common stock other than as described above, the Stock Plan Committee may make an appropriate adjustment in the number and class of shares of capital stock authorized under the plan and the number of shares of common stock then subject or relating to unexercised options granted under the plan.

     AMENDMENT OR TERMINATION. The Stock Plan Committee, at any time and from time to time, may suspend, discontinue, modify or amend the plan in any respect. However, the Stock Plan Committee may not suspend, discontinue, modify or amend the plan to affect adversely the rights of an option holder with regard to any grants previously made without the option holder's approval, and the Stock Plan Committee may not amend the provisions relating to eligibility, number or exercise price of the options, duration of the options, or conditions relating to the exercise of the options more than once every six months, other than to comply with changes in federal tax laws. No amendment or modification which (1) materially increases the benefits accruing to the option holders, (2) increases the number of shares of common stock authorized by the plan (except as set forth under "Adjustments

Upon Changes in Capitalization," above), or (3) modifies the requirements as to eligibility for participation under the plan will become effective without stockholder approval. The plan will continue for 10 years after the original date of its adoption.

     FEDERAL TAX ASPECTS. The following material provides only a brief summary of the federal income tax aspects of the Stock Option Plan based on the tax laws in effect as of the mailing date of this proxy statement. The summary is not exhaustive and does not describe a number of special tax rules, including the alternative minimum tax and various elections which may apply under certain circumstances.

          TAXABLE INCOME UPON GRANT. An employee will not recognize federal taxable income upon the grant of an option under the Stock Option Plan.

          INCENTIVE STOCK OPTIONS. A holder who exercises an incentive stock option will not recognize any taxable income at the time of exercise, nor will the Company receive a deduction. However, the difference between the exercise price and the fair market value of the shares of common stock on the exercise date constitutes a tax preference item for purposes of determining a participant's alternative minimum tax. A disposition of the purchased shares after the expiration of the required holding periods will subject the holder to taxation at long-term capital gains rates in the year of disposition in an amount determined under the Internal Revenue Code and the Company will not have the right to a deduction for federal income tax purposes. A disposition of the purchased shares prior to the expiration of the applicable holding periods will subject the holder to taxation at ordinary income rates in the year of disposition in an amount determined under the Internal Revenue Code and the Company generally will have the right to a corresponding deduction.

          NON-QUALIFIED STOCK OPTIONS. A holder who exercises a non-qualified stock option will recognize ordinary income in the year the holder exercises the option equal to the amount by which the fair market value of the purchased shares of common stock exceeds the option exercise price, and the Company generally will have the right to a corresponding deduction for federal income tax purposes. If the holder pays the exercise price under a non-qualified stock option in the form of shares of common stock of the Company, the holder will not recognize any taxable income to the extent that the shares of common stock received upon the exercise of the option equal the number of shares of common stock delivered in payment of the option exercise price. For federal income tax purposes, those newly acquired shares of common stock will have the same basis and holding period as the delivered shares of common stock. The holder generally will have to report all additional shares of common stock received upon the exercise as ordinary income for the year of exercise in an amount equal to the fair market value of the additional shares of common stock as of the date of the exercise. Those additional shares of common stock will have a tax basis equal to their fair market value and their holding period for tax purposes will begin on the date of their transfer to the holder.

          WITHHOLDING TAXES. The Company will have the right to require the holder to remit to the Company in cash an amount sufficient to satisfy federal, state and local withholding requirements, if any, prior to the delivery of any certificate for shares of common stock acquired pursuant to the exercise of the options. Notwithstanding the foregoing but subject to the approval of the Stock Plan Committee, a holder may tender to the Company a number of shares of common stock or the Company may withhold a number of shares of common stock, the fair market value of which will satisfy the federal, state, and local tax requirements.

ANTI-TAKEOVER EFFECT

     The provisions of the Stock Option Plan which make the options immediately exercisable upon a change in control of the Company may have an anti-takeover effect and may constitute a factor in delaying, deferring or preventing a tender offer or takeover attempt that a stockholder otherwise might consider in the stockholder's best interest, including attempts that might result in a premium over the market price for the shares of common stock held by the stockholder. Management of the Company believes, however, that the benefits of the plan as described under "Purpose of the Amendment," above, more than outweigh the anti-takeover effect, if any, of the plan.

REQUIRED VOTE

     The amendment to the Stock Option Plan requires approval by the affirmative vote of the holders of a majority of the Company's outstanding shares of common stock present in person or by proxy and voting at the meeting. If the stockholders do not vote a sufficient number of shares of common stock in favor of the amendment, the amendment will not take effect. The Stock Plan Committee has not decided what action, if any, it may take if that happens.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL AND RATIFICATION OF THE ADOPTION OF THE AMENDMENT TO THE STOCK OPTION PLAN.

              AMENDMENT OF 1991 SONIC CORP. DIRECTORS' STOCK OPTION PLAN

GENERAL

     ADOPTION OF AMENDMENT. The Stock Plan Committee adopted and the Board of Directors approved an amendment to the 1991 Sonic Corp. Directors' Stock Option Plan (the "Directors' Stock Option Plan") to change the number of stock options to be granted to directors. The Directors' Stock Option Plan currently provides for the grant of 10-year, non-qualified stock options to purchase 22,500 shares of common stock of the Company to each non-management director of the Company upon the individual's initial election as a director. The amendment would reduce the number of stock options granted to each non-management director of the Company upon the director's initial election from 22,500 to 15,000 shares of common stock of the Company, but would provide that annual grants of options to purchase an additional 2,000 shares of common stock would be made to each director beginning with the first year of the director's second three-year term and continuing annually for so long as the individual serves on the Board. The amendment would also cause the annual grant of options to purchase 2,000 shares to be made effective as of the inception of the Directors' Stock Option Plan in 1991 so that each director would receive options to purchase 2,000 shares for each year beginning with the later of 1994 or the first year of the director's second three-year term on the Board and continuing for each year of service by the director on the Board thereafter. As a result, upon approval of the amendment, options to purchase an aggregate of 48,000 shares would be granted to directors entitled to receive annual grants of options for prior service on the Board. The options to be issued pursuant to the amendment for a director's prior service on the Board would be granted as of the date of the annual meeting of shareholders in 1999 for the purpose of determining the exercise price and vesting schedule of the options. Future annual grants of options pursuant to the amendment would be made as of the date of each future annual meeting of shareholders.

     PURPOSE OF AMENDMENT. The stockholders of the Company approved the Directors' Stock Option Plan in 1991 to attract and retain the services of members of the Board and to provide them with increased motivation and incentive to exert their best efforts on behalf of the Company by enlarging their personal stake in the Company. In order that the Directors' Stock Option Plan may continue to serve its intended purpose and to provide increased motivation for a director to serve additional terms, the proposed amendment would reduce the number of options initially granted to a director, but would provide for additional options to be granted annually during a director's tenure of service on the Board beginning with the first year of the director's second three-year term on the Board. Because the Board views the amendment of the Directors' Stock Option Plan to be in the best interests of the Company, the Board is requesting that the stockholders approve and ratify the amendment.

AMENDMENT

     The text of the amendment to the Directors' Stock Option Plan as approved by the Stock Option Committee and the Board of Directors, is as follows:

          7.   OPTIONS.

          A. Each Participant shall be granted an Option to purchase 15,000 Shares upon the Participant's initial election to the Board.
     Effective January 20, 1999, each Participant will be granted an Option to purchase 2,000 shares for each year of service on the Board beginning with the later of 1994 or the first year of the Participant's second three-year term on the Board and continuing for each additional year of service by the Participant on the Board. The Options shall be granted each year on the date of the annual meeting of shareholders of the Company (the "Date of Grant"). The price per share at which Shares may be purchased pursuant to any Option granted under the Plan shall be the Fair Market Value of a Share on the Date of Grant of the Option.

SUMMARY OF THE PLAN

     ADMINISTRATION. A committee consisting of not less than three directors of the Company appointed by the Board of Directors administers the Directors' Stock Option Plan. In that regard, the Board has appointed the Stock Plan Committee to administer the plan. The committee has sole and final authority to interpret the provisions of the Directors' Stock Option Plan and the terms of any option issued under it and to promulgate and interpret the rules and regulations relating to the Directors' Stock Option Plan and options which it deems necessary or desirable. Members of the committee do not receive any additional compensation for their services in connection with their administration of the Directors' Stock Option Plan.

     ELIGIBILITY AND PARTICIPATION. The Directors' Stock Option Plan currently provides for the granting of options to each non-management director of the Company upon their election to the Board. Currently, six directors hold stock options under the Directors' Stock Option Plan.

     TERMS AND CONDITIONS OF OPTIONS. An option certificate, in the form adopted by the committee, evidences each option granted under the Directors' Stock Option Plan and sets forth the terms and conditions governing the option, including the number of shares of common stock to which it relates, the price at which the holder may purchase the underlying shares of common stock, when the holder may exercise the option, and when the option expires.

          NUMBER OF SHARES. The plan currently provides that each director is granted an option to purchase 22,500 shares of common stock upon the director's initial election to the Board.

          EXERCISE OF THE OPTIONS. The holder may exercise an option by the delivery to the Company of a written notice signed by the holder, which specifies the number of shares of common stock as to which the holder is exercising the option and the date of the proposed exercise. The holder may pay for the shares of common stock owned by the holder and valued at their fair market value on the date of exercise, or in a combination of cash and shares of common stock.

          RIGHTS AS A STOCKHOLDER. The holder of an option under the Directors' Stock Option Plan will not have any rights with respect to the shares of common stock underlying the option until exercised in the manner provided by the plan and the Company actually issues the shares of common stock to the holder. Accordingly, the Company will not make any adjustment for dividends or other rights for which the record date precedes the date of issuance of shares of common stock under the option. However, the Company will adjust the number of shares of common stock underlying an option under certain other circumstances. See "Adjustments Upon Changes in Capitalization," below.

          EXERCISE PRICE OF THE OPTIONS. The exercise price of the options will equal the fair market value of the Company's common stock on the date of the grant of the options. The fair market value will equal the average of the closing bid and ask price for the Company's common stock, as reported on the Nasdaq National Market. On November 30, 1998, the average of the closing bid and ask price for the Company's common stock equaled $19.75 per share.

          VESTING AND TERMINATION OF THE OPTIONS. Unless the Stock Plan Committee specifies otherwise, each option granted under the plan becomes exercisable with regard to one-third of the shares of common stock underlying the option on each of the three anniversary dates of the grant of the option. The holder of the option may exercise it, once exercisable, at any time prior to its expiration, cancellation or termination. The holder may make partial exercises of the option as long as the partial exercise covers a whole number of shares of common stock having a purchase price of at least $1,000. The options granted under the plan become fully exercisable upon a director's retirement from the Board, disability, or death and upon a change in control of the Company. A change in control of the Company takes place for the purposes of the plan if any one or more of the following events occur:

               (1) Any person acquires direct or indirect beneficial ownership of 25% or more of the combined voting power of the Company's then outstanding securities.

               (2) Any person acquires direct or indirect beneficial ownership of 10% or more of the combined voting power of the Company's then outstanding securities and, during the two-year period beginning at that time, persons who at the beginning of the period made up the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors.

               (3) The Company's stockholders approve an agreement to merge or consolidate the Company with another corporation and, during the period beginning six months before the approval and ending two years after the approval, persons who at the beginning of the period made up the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors.

               (4) During any two-year period, persons who at the date on which the period begins made up a majority of the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors.

          EXPIRATION OF OPTIONS. An option granted under the Directors' Stock Option Plan expires 10 years after the date of its grant, unless terminated earlier as described above.

          NON-TRANSFERABILITY OF THE OPTIONS. The holder of an option granted under the Directors' Stock Option Plan does not have the right to transfer the option, except by will or the laws of descent and distribution. Only the holder of an option may exercise the option during his or her lifetime.

          ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. If the Company subdivides or combines its common stock, whether by reclassification, stock dividend, stock split, reverse stock split, or other similar transaction, the number of shares of common stock authorized under the plan, the number of shares of common stock then subject or relating to unexercised options granted under the plan, and the exercise price per share will adjust proportionately.
     In the event of any capital reorganization or reclassification of the Company's common stock other than as described above, the Stock Plan Committee may make an appropriate adjustment in the number and class of shares of capital stock authorized under the plan and the number of shares of common stock then subject or relating to unexercised options granted under the plan.

          AMENDMENT OR TERMINATION. The Stock Plan Committee, at any time and from time to time, may suspend, discontinue, modify or amend the plan in any respect. However, the Stock Plan Committee may not suspend, discontinue, modify or amend the plan to affect adversely the rights of an option holder with regard to any grants previously made without the option holder's approval. No amendment or modification which (1) materially increases the benefits accruing to the option holders, (2) increases the number of shares of common stock authorized by the plan (except as set forth under "Adjustments Upon Changes in Capitalization," above), or (3) modifies the requirements as to eligibility for participation under the plan will become effective without stockholder approval. The plan will continue for 10 years after the original date of its adoption.

     FEDERAL TAX ASPECTS. The following material provides only a brief summary of the federal income tax aspects of the Directors' Stock Option Plan based on the tax laws in effect as of the mailing date of this proxy statement. The summary is not exhaustive and does not describe a number of special tax rules, including the alternative minimum tax and various elections which may apply under certain circumstances.

          TAXABLE INCOME UPON GRANT. A director will not recognize federal taxable income upon the grant of an option under the Directors' Stock Option Plan.

          NON-QUALIFIED STOCK OPTIONS. The options granted under the Directors' Stock Option Plan are non-qualified stock options. A holder who exercises a non-qualified stock option will recognize ordinary income in the year the holder exercises the option equal to the amount by which the fair market value of the purchased shares of common stock exceeds the option exercise price, and the Company generally will have the right to a corresponding deduction for federal income tax purposes. If the holder pays the exercise price under a non-qualified stock option in the form of shares of common stock of the Company, the holder will not recognize any taxable income to the extent that the shares of common stock received upon the exercise of the option equal the number of shares of common stock delivered in payment of the option exercise price. For federal income tax purposes, those newly acquired shares of common stock will have the same basis and holding period as the delivered shares of common stock. The holder generally will have to report all additional shares of common stock received upon the exercise as ordinary income for the year of exercise in an amount equal to the fair market value of the additional shares of common stock as of the date of the exercise. Those additional shares of common stock will have a tax basis equal to their fair market value and their holding period for tax purposes will begin on the date of their transfer to the holder.

          WITHHOLDING TAXES. The Company will have the right to require the holder to remit to the Company in cash an amount sufficient to satisfy federal, state and local withholding requirements, if any, prior to the delivery of any certificate for shares of common stock acquired pursuant to the exercise of the options. Notwithstanding the foregoing but subject to the approval of the Stock Plan Committee, a holder may tender to the Company a number of shares of common stock or the Company may withhold a number of shares of common stock, the fair market value of which will satisfy the federal, state, and local tax requirements.

ANTI-TAKEOVER EFFECT

     The provisions of the Directors' Stock Option Plan which make the options immediately exercisable upon a change in control of the Company may have an anti-takeover effect and may constitute a factor in delaying, deferring or preventing a tender offer or takeover attempt that a stockholder otherwise might consider in the stockholder's best interest, including attempts that might result in a premium over the market price for the shares of common stock held by the stockholder. Management of the Company believes, however, that the benefits of the plan as described under "Purpose of the Amendment," above, more than outweigh the anti-takeover effect, if any, of the plan.

REQUIRED VOTE

     The amendment to the Directors' Stock Option Plan requires approval by the affirmative vote of the holders of a majority of the Company's outstanding shares of common stock present in person or by proxy and voting at the meeting. If the stockholders do not vote a sufficient number of shares of common stock in favor of the amendment, the amendment will not take effect. The Stock Plan Committee has not decided what action, if any, it may take if that happens.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL AND RATIFICATION OF THE ADOPTION OF THE AMENDMENT TO THE DIRECTORS' STOCK OPTION PLAN.

                          SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors, based on the recommendation of the Audit Committee, has re-appointed the firm of Ernst & Young LLP, independent auditors, as the Company's auditors for the fiscal year ending August 31, 1999, subject to the approval and ratification by the stockholders. Ernst & Young LLP has served as the Company's auditors since 1984. The Company expects one or more representatives of Ernst & Young LLP to attend the annual meeting in order to respond to any appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL AND RATIFICATION OF THE RE-APPOINTMENT OF ERNST & YOUNG LLP.

                                    OTHER MATTERS

     The Board of Directors knows of no other matters which may come before the annual meeting. If any other business properly comes before the meeting, the persons named in the proxy will vote with respect to that matter in accordance with their best judgment.

                              ANNUAL REPORT ON FORM 10-K

     THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO EACH STOCKHOLDER SOLICITED TO VOTE AT THE ANNUAL MEETING, ON THE WRITTEN REQUEST OF THE STOCKHOLDER, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED AUGUST 31, 1998, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. EACH WRITTEN REQUEST MUST SET FORTH A GOOD FAITH REPRESENTATION THAT AS OF THE RECORD DATE, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING. STOCKHOLDERS SHOULD DIRECT THE WRITTEN REQUEST TO THE COMPANY TO RONALD L. MATLOCK, SECRETARY, 101 PARK AVENUE, OKLAHOMA CITY, OKLAHOMA 73102.

                                        PROXY

                                FOR THE ANNUAL MEETING
                                OF THE STOCKHOLDERS OF

                                     SONIC CORP.

            THE BOARD OF DIRECTORS OF SONIC CORP. IS SOLICITING THIS PROXY

     The undersigned hereby appoints J. Clifford Hudson and Ronald L. Matlock, and each of them, the undersigned's proxy, with full power of substitution, to attend the annual meeting of the stockholders of Sonic Corp. (the "Company") on Wednesday, January 20, 1999, at 1:30 p.m., in the 20th Century Ballroom of the Westin Hotel, One North Broadway, Oklahoma City, Oklahoma, and at any adjournment of that meeting, and to vote the undersigned's shares of common stock as designated below.

(1)  ELECTION OF DIRECTORS

     / / FOR all nominees listed below            / / WITHHOLD AUTHORITY to vote
         (except as marked to the contrary            for all nominees listed
         below)                                       below

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE THROUGH THE NOMINEE'S NAME BELOW.)

     Kenneth L. Keymer        H.E. "Gene" Rainbolt               E. Dean Werries

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL OF THE ABOVE-NAMED NOMINEES.

(2) Approval and Ratification of the Amendment to the 1991 Sonic Corp. Stock Option Plan.

               / / FOR        / / AGAINST        / / ABSTAIN

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL AND RATIFICATION OF THE AMENDMENT OF THE STOCK OPTION PLAN.

(3) Approval and Ratification of the Amendment to the 1991 Sonic Corp. Directors' Stock Option Plan.

               / / FOR        / / AGAINST        / / ABSTAIN

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL AND RATIFICATION OF THE AMENDMENT OF THE DIRECTORS' STOCK OPTION PLAN.

(4)  Approval and Ratification of the Selection of Independent Auditors.

               / / FOR        / / AGAINST        / / ABSTAIN

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL AND RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS.

                                    (over)

(5) Any other matter properly coming before the meeting, upon which the persons named above will vote for or against, in their sole discretion, or upon which the persons named above will abstain from voting, in their sole discretion.

               / / To Grant Authority       / / To Withhold Authority

     THE PERSONS NAMED ABOVE WILL VOTE THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY CARD IN ACCORDANCE WITH THE SPECIFICATIONS MADE IN ITEMS 1, 2, 3 AND 4. IF THE UNDERSIGNED MAKES NO SPECIFICATION, THE PERSONS NAMED ABOVE WILL VOTE THE SHARES IN FAVOR OF ITEMS 1, 2, 3 AND 4 AND WILL VOTE THE SHARES AS IF THE UNDERSIGNED HAD GRANTED THE AUTHORITY IN ITEM 5.

     Please sign exactly as your name appears below, date and return this proxy card promptly, using the self-addressed, prepaid envelope enclosed for your convenience. Please correct your address before returning this proxy card. Persons signing in a fiduciary capacity should indicate that fact and give their full title. If a corporation, please sign in the full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person. If joint tenants, both persons should sign.

                                    -------------------------------------------
                                    Name of Stockholder (Please Print)

                                    -------------------------------------------
                                    New Address (Street, City, State, Zip Code)

                                    -------------------------------------------
                                    Signature and Title

                                    -------------------------------------------
                                    Signature and Title

                                    -------------------------------------------
                                    Date